Exhibit 99.1
ADVANCED DRAINAGE SYSTEMS
ANNOUNCES PRICING OF $500 MILLION OF 6.375% SENIOR NOTES OFFERING DUE 2030
HILLIARD, Ohio – (June 2, 2022) – Advanced Drainage Systems, Inc. (NYSE: WMS) (“ADS” or the “Company”), a leading global manufacturer of water management products and solutions for commercial, residential, infrastructure and agricultural applications, today announced that it priced a private offering (the “Offering”) of $500 million aggregate principal amount of 6.375% senior unsecured notes due 2030 (the “Notes”). The Company’s present and future direct and indirect domestic subsidiaries that guarantee its senior secured credit facility will guarantee the Notes. The offering is expected to close on June 9, 2022, subject to customary closing conditions.
ADS intends to use the net proceeds from the Offering for the repayment in full of the outstanding borrowings under its senior secured revolving credit facility, and the remainder for general corporate purposes.
The Notes and the related guarantees have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The Notes and the related guarantees may not be offered or sold within the United States or to United States persons, except to persons reasonably believed to be qualified institutional buyers in reliance on an exemption from registration provided by Rule 144A under the Securities Act and to certain non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.
This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes, the related guarantees or any other securities of ADS, nor shall there be any sale of the Notes, the related guarantees or any other securities of ADS in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
About Advanced Drainage Systems
Advanced Drainage Systems is the leading manufacturer of high performance thermoplastic corrugated pipe, providing a comprehensive suite of water management products and superior drainage solutions for use in the construction and infrastructure marketplace. Its innovative products are used across a broad range of end markets and applications, including non-residential, residential, agriculture and infrastructure applications. The Company has established a leading position in many of these end markets by leveraging its national sales and distribution platform, overall product breadth and scale and manufacturing excellence.
Founded in 1966, the Company operates a global network of approximately 70 manufacturing plants and over 38 distribution centers.

Forward Looking Statements
Certain statements in this press release may be deemed to be forward-looking statements. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “confident” and similar expressions are used to identify these forward-looking statements. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to the Company’s operations and business include: fluctuations in the price and

Exhibit 99.1
availability of resins and other raw materials and the Company’s ability to pass any increased costs of raw materials on to its customers in a timely manner; the risks related to COVID-19 pandemic or other pandemics in the future; disruption or volatility in general business and economic conditions in the markets in which the Company operates; cyclicality and seasonality of the non-residential and residential construction markets and infrastructure spending; the risks of increasing competition in the Company’s existing and future markets; uncertainties surrounding the integration and realization of anticipated benefits of acquisitions; the effect of any claims, litigation, investigations or proceedings; the effect of weather or seasonality; the loss of any of the Company’s significant customers; the risks of doing business internationally; the risks of conducting a portion of the Company’s operations through joint ventures; the Company’s ability to expand into new geographic or product markets; the risk associated with manufacturing processes; the effect of global climate change; cybersecurity risks; the Company’s ability to manage its supply purchasing and customer credit policies; the Company’s ability to control labor costs and to attract, train and retain highly qualified employees and key personnel; the Company’s ability to protect its intellectual property rights; changes in laws and regulations, including environmental laws and regulations; and the risks associated with the Company’s current levels of indebtedness, including borrowings under its senior secured credit facility and outstanding indebtedness under is 5.000% senior notes due 2027. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
For more information, please contact:
Michael Higgins
VP, Corporate Strategy & Investor Relations
(614) 658-0050
Mike.Higgins@ads-pipe.com